                                                                   Exhibit 99.1

Contacts:     Linda H. Simmons                                                          Debbie Mandeville
Chief Financial Officer                                                   Investor Relations Officer
(401) 574-1652                                                              (401) 574-1547
lsimmons@bankri.com                                                  dmandeville@bankri.com

BancorpRI Announces Fourth Quarter and Full Year 2009 Financial Results

Strong Commercial Loan and Core Deposit Growth Continues

Providence, R.I. – January 28, 2010 – Bancorp Rhode Island, Inc. (NASDAQ: BARI), the parent company of Bank Rhode Island, today reported net income of $2.1 million, or $0.44 diluted earnings per share (EPS), for the quarter ended December 31, 2009, compared to net income of $2.3 million, or $0.48 diluted EPS, after preferred stock dividends and discount accretion, for the fourth quarter 2008.

Net income for 2009 was $6.5 million, or $0.90 diluted EPS, after preferred stock dividends and discount accretion, compared to net income of $9.1 million, or $1.96 diluted EPS, after preferred stock dividends and discount accretion for 2008.  The Company noted that during the third quarter 2009, it repurchased its preferred stock and the warrant to purchase its common stock previously issued to the U.S. Treasury Department.  The repurchase of the preferred stock and the discount accretion associated with its issuance had a negative impact on the Company’s EPS of $0.49 per share for 2009 and $0.01 per share for 2008.

The net interest margin for the fourth quarter 2009 was 3.42 percent, an increase of 13 basis points from the fourth quarter 2008 and an increase of 4 basis points from third quarter 2009.  For 2009, the net interest margin was 3.25 percent, an increase of 4 basis points compared to 2008.

At December 31, 2009, the Company’s tier 1 capital ratio was approximately 7.6 percent and its total risk-based capital ratio exceeded 12.0 percent.

“Despite a difficult environment in 2009, we remained profitable with improvement in key fundamentals, continued to maintain a strong capital position and concluded our participation in the government’s Capital Purchase Program,” commented President and CEO, Merrill W. Sherman.  “Although we see some signs for a potential economic recovery, we continue to believe that 2010 will be another challenging year in the banking industry.  However, BancorpRI remains well-positioned for the long term.”

BancorpRI Q4 Results
Page Two

Net interest income for the fourth quarter 2009 was $13.0 million compared to $11.7 million in the fourth quarter 2008, and $12.7 million in the third quarter 2009.  Net interest income for 2009 was $48.3 million, an increase of $2.9 million or 6.5 percent from $45.4 million in 2008.

Noninterest income was $2.4 million for the fourth quarter 2009, compared to $2.9 million in the fourth quarter 2008, and $2.2 million in the third quarter 2009.  Noninterest income for the fourth quarter 2009 reflects a charge of $314,000 incurred as the result of an investment security deemed to be other-than-temporarily impaired, offset by a $300,000 gain on sale of leases.  Noninterest income was $9.2 million for 2009, a decrease of $1.4 million or 13.6 percent compared to 2008.

Noninterest expense was $9.9 million in the fourth quarter 2009 compared to $9.5 million in the fourth quarter 2008, and $9.8 million in the third quarter 2009.  For 2009, noninterest expense was $39.5 million, an increase of $1.6 million or 4.3 percent compared to 2008.  The expense increases, for the quarter and full year, were primarily driven by increases in the FDIC insurance assessments and compensation expense in connection with the addition of new professionals to key positions within the organization.

The provision for loan and lease losses was $2.4 million for the fourth quarter 2009 and net charge-offs were $2.4 million.  As a comparison, in the fourth quarter 2008 the provision for loan and lease losses was $1.8 million and net charge-offs were $1.3 million, while on a linked-quarter basis they were $1.9 million and $2.3 million, respectively.  For 2009, the provision for loan and lease losses was $8.5 million and net charge-offs were $6.6 million compared to $4.5 million and $2.5 million, respectively, for 2008.  The allowance for loan and lease losses as a percent of total loans and leases was 1.49 percent at December 31, 2009, up slightly from 1.48 percent at September 30, 2009, and up from 1.36 percent at December 31, 2008.

Nonperforming assets at December 31, 2009, totaled $16.1 million, or 1.01 percent of total assets, down from $16.9 million, or 1.08 percent of total assets, at September 30, 2009, and up from $15.2 million, or 1.00 percent of total assets, at year-end 2008.

As of December 31, 2009, the Company’s commercial loan and lease portfolio totaled $733.9 million, an increase of $75.4 million or 11.5 percent from year-end 2008, and up $9.4 million or 1.3 percent from September 30, 2009. Consumer loans were $206.2 million as of December 31, 2009, down slightly from year-end 2008 and September 30, 2009.  Residential mortgage balances were $173.3 million, a decrease of $39.4 million or 18.5 percent from December 31, 2008, and a decrease of $9.0 million or 4.9 percent from September 30, 2009.

BancorpRI Q4 Results
Page Three

Total deposits were $1.1 billion as of December 31, 2009, up $56.1 million or 5.4 percent from year-end 2008, and up $6.4 million or 0.6 percent from September 30, 2009.  The increase from year-end 2008 reflects an overall increase of $ 92.4 million in core deposits (demand deposits, NOW, money markets and savings accounts) and a decrease of $36.3 million in certificate of deposits.  The 14.9 percent increase from year-end 2008 in core deposits was primarily driven by money market, DDA and NOW accounts.  Core deposits at December 31, 2009 represented 64.8 percent of total deposits compared to 59.4 percent at year-end 2008.

“During 2009, because our balance sheet was strong and nonperforming assets remained at a manageable level, we were able to focus on a number of strategic initiatives, including converting to a more commercially-oriented bank and growing our core deposit base,” said Sherman.  “The commercial loan and core deposit growth reflect that focus,” she added.

Total assets at December 31, 2009, were $1.6 billion, an increase of $63.1 million or 4.1 percent from year-end 2008.  The increase is primarily due to the growth in the commercial loan portfolio and purchase of mortgage-backed securities.

The Company’s Board of Directors approved a dividend of $0.17 per share. The dividend will be paid on March 10, 2010, to shareholders of record on February 17, 2010.

Company executives will host a conference call Thursday, January 28, at 10 a.m. Eastern Time (ET) to discuss the Company’s fourth quarter and full year 2009 results and the Company’s outlook for 2010. Access to the conference call is available by dialing toll free (800) 860-2442, or via webcast in the Investor Relations section of the website at www.bankri.com.  International callers can join by dialing 412-858-4600.  Please dial in at least 10 minutes prior to the start of the call to ensure a timely connection.

There will be a replay of the call available the same day beginning at approximately 12:00 p.m. ET that can be accessed through 9 a.m. ET on Tuesday, February 2, 2010.  The replay dial-in number is (877) 344-7529; when prompted, enter conference ID number 436653.  The webcast will be archived in the Investor Relations section of the website at www.bankri.com.

BancorpRI Q4 Results
Page Four

About BancorpRI
Bancorp Rhode Island, Inc. is the parent company of Bank Rhode Island, a full-service, FDIC-insured, state-chartered financial institution. The Bank, headquartered in Providence, Rhode Island, operates 16 branches and more than 60 ATMs throughout Providence, Kent and Washington Counties.  As of December 31, 2009, BankRI has $1.6 billion in assets and $1.1 billion in deposits.  For more information, visit www.bankri.com.

This release may contain “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the company's present expectations or beliefs concerning future events. The company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the company's filings with the Securities and Exchange Commission.
###

BANCORP RHODE ISLAND, INC.
Selected Financial Highlights (unaudited)

	December 31, 2009	December 31, 2008
Balance Sheet Data:	(Dollars in thousands, except per share data)

Total Assets	$1,591,265	$1,528,178
Total Loans and Leases	1,113,304	1,077,742
Total Nonperforming Assets	16,060	15,232
Allowance for Loan and Lease Losses	16,536	14,664
Allowance to Nonperforming Loans and Leases	115.15%	102.05%
Allowance to Total Loans and Leases	1.49%	1.36%
Total Deposits	$1,098,284	$1,042,192
Common Shareholders’ Equity	121,584	120,495
Book Value Per Share of Common Stock	26.36	26.34
Tangible Book Value Per Share of Common Stock	23.70	23.71
Tangible Common Equity Ratio (1) (6)	6.92%	7.15%

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Average Balance Sheet Data:	(Dollars in millions)

Average Total Assets	$1,579	$1,513	$1,559	$1,484
Average Total Loans	1,117	1,073	1,108	1,053
Average Total Interest-Earning Assets	1,510	1,420	1,488	1,412
Average Total Interest-Bearing Liabilities	1,241	1,176	1,218	1,175
Average Common Shareholders’ Equity	123	116	122	114

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Income Statement Data:	(Dollars in thousands, except per share data)

Interest and Dividend Income	$18,925	$19,648	$75,277	$80,298
Interest Expense	5,924	7,933	26,955	34,930
Net Interest Income	13,001	11,715	48,322	45,368
Provision of Loan and Lease Losses	2,350	1,750	8,460	4,520
Noninterest Income	2,353	2,881	9,165	10,609
Noninterest Expense	9,949	9,510	39,529	37,886
Income Before Income Taxes	3,055	3,336	9,498	13,571
Income Tax Expense	999	1,083	3,036	4,427
Net Income	2,056	2,253	6,462	9,144
Preferred Stock Dividends	--	(50)	(892)	(50)
Prepayment Charges and Accretion of PreferredStock Discount	--	(8)	(1,405)	(8)
Net Income Applicable to Common Shares	$2,056	$2,195	$4,165	$9,086

Earnings Per Common Share – Basic	$0.45	$0.48	$0.91	$1.99
Earnings Per Common Share – Diluted	$0.44	$0.48	$0.90	$1.96
Average Common Shares Outstanding - Basic	4,618,791	4,569,338	4,604,308	4,560,858
Average Common Shares Outstanding - Diluted	4,650,051	4,614,697	4,626,434	4,631,208

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Selected Operating Ratios:

Net Interest Margin (2) (6)	3.42%	3.29%	3.25%	3.21%
Return on Assets (3) (6)	0.52%	0.59%	0.41%	0.62%
Return on Equity (4) (6)	6.64%	7.55%	3.41%	7.99%
Efficiency Ratio (5) (6)	64.80%	65.15%	68.76%	67.68%

	Quarter Ended December 31, 2009	Quarter Ended September 30, 2009	Quarter Ended December 31, 2008 (8)
Nonperforming Asset Data:	(Dollars in thousands)

Commercial Real Estate Nonperforming Loans	$4,512	$3,159	$4,884
Commercial and Industrial Nonperforming Loans	1,361	3,263	2,802
Small Business Nonperforming Loans	1,147	585	892
Multifamily Nonperforming Loans	205	205	--
Construction Nonperforming Loans	469	469	1,000
Nonperforming Leases	1,878	1,059	428
Residential Nonperforming Loans	4,124	5,175	4,314
Consumer Nonperforming Loans	664	984	49
Total Nonperforming Loans and Leases	14,360	14,899	14,369
Other Real Estate Owned	1,700	1,995	863
Total Nonperforming Assets	$6,060	$6,894	$15,232

Net Charge-Offs	$2,351	$2,268	$1,285
Net Charge-Offs to Average Loans	0.84%	0.81%	0.48%

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Reconciliation of Non-GAAP EarningsPer Common Share – Diluted (7)(9):

Earnings per Common Share – Diluted	$0.44	$0.48	$0.90	$1.96
Effect of Preferred Shares Dividend	--	0.01	0.19	0.01
Effect of Preferred Shares Discount	--	--	0.30	--
Non-GAAP Earnings Per Common Share - Diluted	$0.44	$0.49	$1.39	$1.97

(1) Calculated by dividing Common Shareholders’ Equity less Goodwill by Total Assets less Goodwill.
(2) Calculated by dividing annualized Net Interest Income by Average Interest-Earning Assets.
(3) Calculated by dividing annualized Net Income by Average Total Assets.
(4) Calculated by dividing annualized Net Income Applicable to Common Shares by Average Common Shareholders’ Equity.
(5) Calculated by dividing Noninterest Expense by Net Interest Income plus Noninterest Income.
(6) Non-GAAP performance measure.
(7) Nonperforming Asset Data for September 30, 2009 included for trend analysis purposes.
(8) Certain December 31, 2008 Nonperforming Asset Data amounts have been reclassified to conform to the December 31, 2009 presentation. The reclassifications had no effect on previously reported Total Nonperforming Assets or Net Income.
(9) Reconciliation of Non-GAAP Earnings Per Common Share – Diluted table included to provide the investor useful information in comparing the Company’s operating results to the prior year. Reconciliation excludes the effect of Preferred Stock Dividend and Discount amounts from Diluted Earnings Per Share.

BANCORP RHODE ISLAND, INC.
Consolidated Balance Sheets (unaudited)

	December 31, 2009	December 31, 2008
	(In thousands)
ASSETS:
Cash and due from banks	$18,866	$54,344
Overnight investments	1,964	1,113
Total cash and cash equivalents	20,830	55,457
Available for sale securities (amortized cost of $380,108 and $325,767, respectively)	381,839	326,406
Stock in Federal Home Loan Bank of Boston	16,274	15,671
Loans and leases receivable:
Commercial loans and leases	733,854	658,422
Residential mortgage loans	173,294	212,665
Consumer and other loans	206,156	206,655
Total loans and leases receivable	1,113,304	1,077,742
Allowance for loan and lease losses	(16,536)	(14,664)
Net loans and leases receivable	1,096,768	1,063,078
Premises and equipment, net	12,378	12,641
Goodwill	12,239	12,019
Accrued interest receivable	4,964	5,240
Investment in bank-owned life insurance	30,010	28,765
Prepaid expenses and other assets**	15,963	8,901
Total assets	$1,591,265	$1,528,178
LIABILITIES:
Deposits:
Demand deposit accounts	$204,281	$176,495
NOW accounts	74,558	56,703
Money market accounts	65,076	4,445
Savings accounts	367,225	381,106
Certificate of deposit accounts	387,144	423,443
Total deposits	1,098,284	1,042,192
Overnight and short-term borrowings	40,171	57,676
Wholesale repurchase agreements	20,000	10,000
Federal Home Loan Bank of Boston borrowings	277,183	238,936
Subordinated deferrable interest debentures	13,403	13,403
Other liabilities**	20,640	16,881
Total liabilities	1,469,681	1,379,088
SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.01, authorized 1,000,000 shares, liquidationpreference per share $1,000:
Issued and outstanding: Issued: (0 and 30,000 shares, respectively)*	--	28,595
Common stock, par value $0.01 per share, authorized 11,000,000 shares:
Issued: (4,969,444 shares and 4,926,920 shares, respectively)	50	49
Additional paid-in capital*	72,783	73,323
Treasury stock, at cost (364,750 shares and 352,250 shares, respectively)	(12,309)	(12,055)
Retained earnings**	59,935	58,763
Accumulated other comprehensive income, net	1,125	415
Total shareholders’ equity	121,584	149,090
Total liabilities and shareholders’ equity	$1,591,265	$1,528,178

*     Preferred stock and additional paid-in capital balances at December 31, 2008 were reclassified to reflect the liquidation preference value of shares, less any preferred stock discount.
**   December 31, 2008 balances reflect an immaterial adjustment to balances as of January 1, 2005 related to income taxes. Adjustment reduced retained earnings by $515,000, prepaid expenses and other assets by $796,000 and other liabilities by $281,000.

BANCORP RHODE ISLAND, INC.
Consolidated Statements of Operations (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(In thousands, except per share data)
Interest and dividend income:
Commercial loans and leases	$10,639	$10,085	$ 40,823	$39,709
Residential mortgage loans	2,064	2,863	9,486	12,095
Consumer and other loans	2,334	2,585	9,444	11,198
Mortgage-backed securities	3,258	3,398	13,357	13,655
Investment securities	630	616	2,157	2,767
Federal Home Loan Bank of Boston stock dividends	--	98	--	610
Overnight investments	--	3	10	264
Total interest and dividend income	18,925	19,648	75,277	80,298
Interest expense:
NOW accounts	15	24	60	162
Money market accounts	175	4	367	69
Savings accounts	660	1,354	3,380	7,042
Certificate of deposit accounts	1,992	3,401	11,061	14,306
Overnight and short-term borrowings	19	49	86	902
Wholesale repurchase agreements	143	136	551	540
Federal Home Loan Bank of Boston borrowings	2,754	2,726	10,720	10,960
Subordinated deferrable interest debentures	166	239	730	949
Total interest expense	5,924	7,933	26,955	34,930
Net interest income	13,001	11,715	48,322	45,368
Provision for loan and lease losses	2,350	1,750	8,460	4,520
Net interest income after provision for loan and lease losses	10,651	9,965	39,862	40,848
Noninterest income:
Total other-than-temporary impairment losses on available for sale securities	(1,773)	--	(2,469)	(219)
Non-credit component of other-than-temporary impairment losses recognized in other comprehensive income	1,459	--	2,085	--
Credit component of other-than-temporary impairment losses on available for sale securities	(314)	--	(384)	(219)
Service charges on deposit accounts	1,404	1,359	5,377	5,711
Net gains on lease sales and commissions on loans originated for others	347	80	408	454
Income from bank-owned life insurance	339	297	1,245	1,080
Commissions on nondeposit investment products	187	116	776	745
Loan related fees	166	360	869	803
Gain on sale of available for sale securities	--	315	61	725
Other income	224	354	813	1,310
Total noninterest income	2,353	2,881	9,165	10,609
Noninterest expense:
Salaries and employee benefits	5,270	4,885	20,573	20,091
Occupancy	900	902	3,552	3,530
Data processing	691	692	2,640	2,816
Professional services	659	770	2,612	2,968
FDIC insurance	462	216	2,527	694
Marketing	344	507	1,318	1,607
Equipment	292	241	1,001	1,048
Loan workout and other real estate owned	192	229	688	543
Loan servicing	143	140	665	643
Other expenses	996	928	3,953	3,946
Total noninterest expense	9,949	9,510	39,529	37,886
Income before income taxes	3,055	3,336	9,498	13,571
Income tax expense	999	1,083	3,036	4,427
Net income	2,056	2,253	6,462	9,144
Preferred stock dividends	--	(50)	(892)	(50)
Prepayment charges and accretion of preferred stock discount	--	(8)	(1,405)	(8)
Net income applicable to common shares	$2,056	$2,195	$ 4,165	$9,086

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Per share data:
Basic earnings per common share	$0.45	$0.48	$0.91	$1.99
Diluted earnings per common share	$0.44	$0.48	$0.90	$1.96
Average common shares outstanding – basic	4,618,791	4,569,338	4,604,308	4,560,858
Average common shares outstanding – diluted	4,650,051	4,614,697	4,626,434	4,631,208